UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2014

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Separation Agreement for Randall Brown

Pursuant to the terms of a Separation Agreement and Release (the “Separation Agreement”), dated as of May 12, 2014, between Randall H. Brown and Education Realty Trust, Inc. (the “Company”), Mr. Brown resigned his employment as Chief Financial Officer of the Company, effective June 30, 2014 (the “Separation Date”). Mr. Brown’s resignation is not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

Mr. Brown and the Company have agreed to treat Mr. Brown’s resignation as a termination by the Company without cause under the terms of Mr. Brown’s employment agreement with the Company, dated as of January 1, 2014. In consideration of a mutual release of claims against the Company and other related parties, and certain other agreements and covenants, Mr. Brown will receive the following benefits pursuant to the terms of the Separation Agreement, commencing on the 30th day after the Separation Date (the “Severance Delay Date”):

•	payment of all accrued but unpaid wages through the Separation Date, based on Mr. Brown’s current base salary;

•	a separation payment equal to twelve (12) months of Mr. Brown’s current base salary, which will be paid over a period of twelve (12) months in accordance with the Company’s regular payroll practices;

•	payment of all accrued and unpaid vacation through the Separation Date, based on Mr. Brown’s current base salary;

•	payment of all approved, but unreimbursed, business expenses through the Separation Date;

•	payment of a lump sum of $10,000 in cash; and

•	payment of all earned and accrued but unpaid bonuses; and

•
all unvested shares of time vested restricted stock under the Company’s long term incentive plan will immediately accelerate and be fully vested and delivered to Mr. Brown. This includes 1/3 of the shares granted in 2012, 2/3 of the shares granted in 2013 and all of the time vested restricted stock granted in 2014.

The Separation Agreement also provides that Mr. Brown shall be subject to certain non-competition, non-solicitation of customers and non-recruitment of employees provisions for a period of one year following the Separation Date.

Under applicable law, the Separation Agreement may be revoked by Mr. Brown at any time prior to the Separation Delay Date.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The contents of Item 1.01 above with respect to the Separation Agreement and the resignation of Mr. Brown as the Company’s Chief Financial Officer are hereby incorporated by reference into this Item 5.02.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement, dated as of May 12, 2014, by and between Education Realty Trust, Inc. and Randall H. Brown.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: May 12, 2014	By:	/s/ Randall L. Churchey
Randall L. Churchey President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Separation Agreement, dated as of May 12, 2014, by and between Education Realty Trust, Inc. and Randall H. Brown.